UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2007

NationsHealth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50348	06-1688360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13650 N. W. 8th Street, Suite 109, Sunrise, Florida		33325
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-903-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2007, NationsHealth, Inc. (the "Company"), through United States Pharmaceutical Group, L.L.C. ("USPG"), the Company’s indirect wholly-owned subsidiary, purchased from Susan Hill, an individual (the "Seller"), 100% of the issued and outstanding capital stock (the "Stock") of Diabetes Care and Education, Inc., a South Carolina corporation ("DC&E") pursuant to a Stock Purchase Agreement dated September 4, 2007 by and between USPG and the Seller (the "Agreement"). DC&E is a provider of insulin pumps, pump supplies and blood glucose monitoring equipment through its three facilities in Kentucky, North Carolina and South Carolina. DC&E also offers diabetes education to individuals with diabetes through its American Diabetes Association recognized education programs.

In consideration of the sale of the Stock, USPG paid to the Seller $2.5 million in cash at closing and agreed to issue 473,933 shares of unregistered common stock of the Company within five business days of the closing. USPG is also obligated to pay additional cash consideration to the Seller based on annual revenue targets associated with DC&E’s operations in 2008, 2009 and 2010.

A copy of the Agreement is attached hereto as Exhibit 99.1, and is incorporated by reference in its entirety, as though fully set forth herein. A copy of the press release related to the transaction discussed above is attached hereto as Exhibit 99.2 and is incorporated by reference in its entirety, as though fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Stock Purchase Agreement, dated as of September 4, 2007, by and between United States Pharmaceutical Group, L.L.C. and Susan Hill.

99.2 Press Release dated September 4, 2007, announcing the acquisition of DC&E.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NationsHealth, Inc.

September 10, 2007	By:	Joshua B. Weingard

Name: Joshua B. Weingard
Title: Executive Vice President and Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

99.1	Stock Purchase Agreement, dated as of September 4, 2007, by and between United States Pharmaceutical Group, L.L.C. and Susan Hill.
99.2	Press Release dated September 4, 2007, announcing the acquisition of DC&E.